Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2024 Results

Fourth Quarter RevPAR increased 2.2% and Total Revenues increased 3.2%
Fourth Quarter Adjusted EBITDA increased 2.4%
Repurchased 2.3 million shares of common stock for $22.0 million in 2024

Bethesda, MD, February 25, 2025 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2024.

Fourth Quarter Highlights
•Portfolio Comparable RevPAR of $137.53, an increase of 2.2% over the prior year
•Total Revenues of $330.0 million, an increase of 3.2% over the prior year
•Net loss attributable to common shareholders of $0.9 million
•Net loss per diluted share attributable to common shareholders of $0.01
•Adjusted EBITDA of $81.1 million, an increase of 2.4% over the prior year
•Adjusted FFO per diluted common share and unit of $0.33
•Repurchased 0.3 million common shares for $3.0 million at an average price per share of $9.16
•Ended year with $0.9 billion of liquidity, including approximately $409.8 million of unrestricted cash and $500.0 million in undrawn revolver capacity

Full Year Highlights
•Portfolio Comparable RevPAR of $144.72, an increase of 2.0% over the prior year
•Total Revenues of $1.4 billion, an increase of 3.3% over the prior year
•Net income attributable to common shareholders of $42.9 million
•Net income per diluted share attributable to common shareholders of $0.27
•Adjusted EBITDA of $361.6 million
•Adjusted FFO per diluted common share and unit of $1.57
•Repurchased 2.3 million common shares for $22.0 million at an average price per share of $9.39

"We were pleased with our fourth quarter results, which once again achieved top quartile RevPAR growth, reflecting the positive momentum in our urban-centric portfolio. The quarter was driven by growth in all segments of demand and the continuing strong ramp up from our conversions," commented Leslie D. Hale, President and Chief Executive Officer. "Throughout the year, our team also successfully executed several strategic objectives, including advancing our multiyear conversion pipeline, executing two high-quality acquisitions, strengthening our balance sheet, and returning capital to shareholders through accretive share repurchases and increasing our well-covered dividend. Successful execution of these initiatives has positioned RLJ to build on our momentum in 2025 against a backdrop of continued demand growth, a favorable market footprint, and potentially a more business friendly environment. All of these should allow RLJ to continue unlocking embedded value while enhancing shareholder returns.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,			For the year ended December 31,
	2024	2023	Change	2024	2023	Change
Operational Overview: (1)
Comparable ADR	$198.71	$193.96	2.4%	$199.38	$197.68	0.9%
Comparable Occupancy	69.2%	69.4%	(0.3)%	72.6%	71.8%	1.1%
Comparable RevPAR	$137.53	$134.57	2.2%	$144.72	$141.93	2.0%

Financial Overview:
Total Revenues	$330.0	$319.7	3.2%	$1,369.4	$1,325.6	3.3%
Comparable Hotel Revenue	$330.0	$320.4	3.0%	$1,369.3	$1,327.8	3.1%

Net (loss) income attributable to common shareholders	($0.9)	$1.7	(152.9)%	$42.9	$51.3	(16.4)%

Comparable Hotel EBITDA	$90.4	$89.9	0.6%	$398.0	$402.1	(1.0)%
Comparable Hotel EBITDA Margin	27.4%	28.1%	(67) bps	29.1%	30.3%	(122) bps
Adjusted EBITDA	$81.1	$79.2	2.4%	$361.6	$364.5	(0.8)%

Adjusted FFO	$50.2	$53.4	(6.0)%	$241.8	$260.4	(7.1)%
Adjusted FFO Per Diluted Common Share and Unit - Diluted	$0.33	$0.34	(2.9)%	$1.57	$1.66	(5.4)%

Note:
(1) Comparable statistics reflect the Company's 95 hotel portfolio owned as of December 31, 2024.

Acquisitions
During 2024, the Company acquired the 110-room Hotel Teatro in Denver for $35.5 million and the fee simple interest in the land underlying the 304-room Wyndham Boston Beacon Hill for $125.0 million, which was previously subject to a ground lease that was set to expire in 2028. The Company funded both acquisitions with cash on hand.

Dispositions
During 2024, the Company sold two non-core properties, generating a combined $20.8 million of gross proceeds.

Conversions
During 2024, the Company completed the physical conversions of the Wyndham Houston Medical Center to a DoubleTree by Hilton and the Hotel Indigo in New Orleans to the Hotel Tonnelle, a Marriott Tribute Hotel. Additionally, the Company completed the conversion of the Wyndham Pittsburgh University Center to a Courtyard by Marriott during the fourth quarter.

Share Repurchases
During 2024, the Company repurchased 2.3 million shares for $22.0 million, at an average price per share of $9.39, which included approximately 0.3 million common shares repurchased for $3.0 million at an average price per share of $9.16 during the fourth quarter. Additionally, year-to-date the Company has purchased an additional 1.2 million shares for $12.0 million at an average price per share of $9.77. The Company's share buyback program currently has approximately $217.3 million of remaining capacity.

Balance Sheet
As of December 31, 2024, the Company had over $900 million of total liquidity, comprising approximately $409.8 million of unrestricted cash and $500.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the fourth quarter. The dividend was paid on January 15, 2025 to shareholders of record as of December 31, 2024.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the fourth quarter. The dividend was paid on January 31, 2025 to shareholders of record as of December 31, 2024.

2025 Outlook
($ in millions, except growth and per share amounts)
The Company is providing its annual outlook for all hotels owned as of February 25, 2025.

FY 2025
Comparable RevPAR Growth	1.0% to 3.0%
Comparable Hotel EBITDA	$378.0M to $408.0M
Adjusted EBITDA	$345.0M to $375.0M
Adjusted FFO per diluted share	$1.46 to $1.66
Additionally, the Company's full year 2025 outlook includes:
•Net interest expense of $94.0 million to $96.0 million
•Cash corporate G&A in the range of $34.0 million to $35.0 million
•Capital expenditures related to renovations in the range of $80.0 million to $100.0 million
•Diluted weighted average common shares and units of 152.5 million

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 26, 2025 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or
(201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and Comparable operating statistics, which will be posted to the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 95 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which will be filed on February 26, 2025, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax benefit or expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotel
For the three and twelve months ended December 31, 2024, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotels
For the three and twelve months ended December 31, 2024, Comparable adjustments included the following sold hotels:
•Residence Inn Merrillville sold in May 2024
•Fairfield Inn & Suites Denver Cherry Creek sold in September 2024

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Investment in hotel properties, net	$4,250,524	$4,136,216
Investment in unconsolidated joint ventures	7,457	7,398
Cash and cash equivalents	409,809	516,675
Restricted cash reserves	23,516	38,652
Hotel and other receivables, net of allowance of $169 and $265, respectively	25,494	26,163
Lease right-of-use assets	128,111	136,140
Prepaid expense and other assets	38,968	58,051
Total assets	$4,883,879	$4,919,295
Liabilities and Equity
Debt, net	$2,220,081	$2,220,778
Accounts payable and other liabilities	154,643	147,819
Advance deposits and deferred revenue	40,242	32,281
Lease liabilities	119,102	122,588
Accrued interest	20,900	22,539
Distributions payable	30,634	22,500
Total liabilities	2,585,602	2,568,505
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2024 and 2023	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 153,295,577 and 155,297,829 shares issued and outstanding at December 31, 2024 and 2023, respectively	1,533	1,553
Additional paid-in capital	2,992,487	3,000,894
Accumulated other comprehensive income	13,788	22,662
Distributions in excess of net earnings	(1,090,186)	(1,055,183)
Total shareholders’ equity	2,284,558	2,336,862
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	7,589	7,634
Noncontrolling interest in the Operating Partnership	6,130	6,294
Total noncontrolling interest	13,719	13,928
Total equity	2,298,277	2,350,790
Total liabilities and equity	$4,883,879	$4,919,295

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Revenues
Operating revenues
Room revenue	$267,690	$261,612	$1,121,586	$1,095,028
Food and beverage revenue	39,593	36,024	153,108	141,625
Other revenue	22,706	22,072	94,746	88,924
Total revenues	329,989	319,708	1,369,440	1,325,577
Expenses
Operating expenses
Room expense	70,682	69,396	288,567	277,058
Food and beverage expense	29,487	28,103	117,766	109,707
Management and franchise fee expense	25,195	24,863	107,978	107,417
Other operating expenses	90,680	85,918	363,631	340,485
Total property operating expenses	216,044	208,280	877,942	834,667
Depreciation and amortization	45,386	44,455	179,431	179,103
Property tax, insurance and other	26,300	23,961	107,043	100,229
General and administrative	12,978	15,968	54,804	58,998
Transaction costs	21	197	320	223
Total operating expenses	300,729	292,861	1,219,540	1,173,220
Other income, net	673	858	5,342	4,364
Interest income	4,123	5,766	17,314	19,743
Interest expense	(28,208)	(25,301)	(111,358)	(98,807)
(Loss) gain on sale of hotel properties, net	(39)	(6)	8,262	(34)
Loss on extinguishment of indebtedness, net	—	—	(129)	(169)
Income before equity in income from unconsolidated joint ventures	5,809	8,164	69,331	77,454
Equity in income from unconsolidated joint ventures	220	104	459	419
Income before income tax expense	6,029	8,268	69,790	77,873
Income tax expense	(518)	(228)	(1,599)	(1,256)
Net income	5,511	8,040	68,191	76,617
Net (loss) income attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(136)	(96)	45	35
Noncontrolling interest in the Operating Partnership	1	(9)	(215)	(247)
Net income attributable to RLJ	5,376	7,935	68,021	76,405
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net (loss) income attributable to common shareholders	$(903)	$1,656	$42,906	$51,290
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.01)	$0.01	$0.27	$0.32
Weighted-average number of common shares	151,751,999	153,326,317	152,856,036	155,928,663
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.01)	$0.01	$0.27	$0.32
Weighted-average number of common shares	151,751,999	154,406,530	153,475,921	156,556,414

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Net income	$5,511	$8,040	$68,191	$76,617
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Depreciation and amortization	45,386	44,455	179,431	179,103
Loss (gain) on sale of hotel properties, net	39	6	(8,262)	34
Noncontrolling interest in consolidated joint ventures	(136)	(96)	45	35
Adjustments related to consolidated joint venture (1)	(48)	(45)	(187)	(175)
Adjustments related to unconsolidated joint venture (2)	227	232	912	941
FFO	44,700	46,313	215,015	231,440
Transaction costs	21	197	320	223
Pre-opening costs (3)	247	163	1,335	1,351
Loss on extinguishment of indebtedness, net	—	—	129	169
Amortization of share-based compensation	4,544	6,258	20,804	24,285
Non-cash income tax expense (benefit)	10	(5)	10	(5)
Non-cash interest expense related to discontinued interest rate hedges	305	482	1,592	1,929
Other expenses (income) (4)	385	(30)	2,641	996
Adjusted FFO	$50,212	$53,378	$241,846	$260,388

Adjusted FFO per common share and unit-basic	$0.33	$0.35	$1.57	$1.66
Adjusted FFO per common share and unit-diluted	$0.33	$0.34	$1.57	$1.66

Basic weighted-average common shares and units outstanding (5)	152,524	154,098	153,628	156,700
Diluted weighted-average common shares and units outstanding (5)	153,042	155,178	154,248	157,328

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4) Represents expenses and income outside of the normal course of operations.
(5) Includes 0.8 million weighted-average operating partnership units for the three months and year ended December 31, 2024 and 2023.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Net income	$5,511	$8,040	$68,191	$76,617
Depreciation and amortization	45,386	44,455	179,431	179,103
Interest expense, net of interest income	24,085	19,535	94,044	79,064
Income tax expense	518	228	1,599	1,256
Adjustments related to unconsolidated joint venture (1)	392	340	1,390	1,374
EBITDA	75,892	72,598	344,655	337,414
Loss (gain) on sale of hotel properties, net	39	6	(8,262)	34
EBITDAre	75,931	72,604	336,393	337,448
Transaction costs	21	197	320	223
Pre-opening costs (2)	247	163	1,335	1,351
Loss on extinguishment of indebtedness, net	—	—	129	169
Amortization of share-based compensation	4,544	6,258	20,804	24,285
Other expenses (income) (3)	385	(30)	2,641	996
Adjusted EBITDA	81,128	79,192	361,622	364,472
General and administrative	8,434	9,710	34,000	34,713
Other corporate adjustments	848	1,022	3,133	3,031
Consolidated Hotel EBITDA	90,410	89,924	398,755	402,216
Comparable adjustments - income from sold hotels	(47)	(454)	(1,279)	(2,626)
Comparable adjustments - income from acquired hotel	—	407	525	2,551
Comparable Hotel EBITDA	$90,363	$89,877	$398,001	$402,141

Notes: Comparable statistics reflect the Company's 95 hotel portfolio owned as of December 31, 2024.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3) Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Total revenue	$329,989	$319,708	$1,369,440	$1,325,577
Comparable adjustments - revenue from sold hotels	—	(1,462)	(3,879)	(7,013)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	2,151	3,834	9,318
Other corporate adjustments / non-hotel revenue	(24)	(18)	(76)	(70)
Comparable Hotel Revenue	$329,965	$320,379	$1,369,319	$1,327,812

Comparable Hotel EBITDA	$90,363	$89,877	$398,001	$402,141

Comparable Hotel EBITDA Margin	27.4%	28.1%	29.1%	30.3%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2025
	Low End	High End
Net income	$50.0	$78.0
Depreciation and amortization	180.0	180.0
Interest expense, net of interest income	94.0	96.0
Income tax expense	1.6	1.6
Adjustments related to joint ventures	1.4	1.4
EBITDA/EBITDAre	327.0	357.0
Amortization of share-based compensation	18.0	18.0
Adjusted EBITDA	345.0	375.0
General and administrative	34.0	35.0
Other corporate adjustments	(1.0)	(2.0)
Consolidated Hotel EBITDA/Comparable Hotel EBITDA	$378.0	$408.0

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2025
	Low End	High End
Net income	$50.0	$78.0
Preferred dividends	(25.0)	(25.0)
Depreciation and amortization	180.0	180.0
Adjustments related to joint ventures	1.0	1.0
FFO	206.0	234.0
Amortization of share-based compensation	18.0	18.0
All other items, net	(1.5)	0.5
Adjusted FFO	$222.5	$252.5

Adjusted FFO per common share and unit-diluted	$1.46	$1.66

Diluted weighted-average common shares and units outstanding	152.5	152.5

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest rate data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of December 31, 2024 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	4.49%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	4.93%	85,000
Weighted Average / Mortgage Total				4.74%	$206,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	6.08%	$100,000
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	5.33%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	6.03%	200,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.69%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.56%	$2,025,000

Weighted-Average / Gross Debt				4.58%	$2,231,000

Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2) Interest rates as of December 31, 2024, inclusive of the impact of interest rate hedges.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of December 31, 2024, there was $500.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.